EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report, dated February 25, 2004, relating to the consolidated financial statements of First Commerce Community Bankshares, Inc. and subsidiaries for the two years ended December 31, 2003, included in this Annual Report on Form 10-KSB and incorporated by reference in the previously filed Registration Statement of First Commerce Community Bankshares, Inc. on Form S-3 (File Number 333-113238).

Atlanta, Georgia

March 29, 2004	By: /s/ MAULDIN & JENKINS, LLC Mauldin & Jenkins, LLC